Exhibit 10.1

Stock Purchase Agreement

Dated as of December 12, 2009

By and Among

Walter Kostiuk

and

Mark and Bernard Gruberg

and

Bellmore Corporation

table of Contents

Section 1. Construction and Interpretation	3
1.1. Principles of Construction.	3

Section 2. The Transaction	4
2.1. Purchase Price:	4
2.2. Transfer of Shares and Terms of Payment:	4
2.3. Closing.	4
2.4. Escrow Shares	4
2.5 Additional Consideration	5

Section 3. Representations and Warranties	5
3.1. Representations and Warranties of the Sellers and the Company.	5
3.2. Covenants of the Sellers and the Company.	7
3.3. Representations and Warranties of the Purchaser	8

Section 4. Miscellaneous	9
4.1. Expenses.	9
4.2. Governing Law.	9
4.3. Resignation of Old and Appointment of New Board of Directors.	9
4.4. Indemnification.	9
4.5. Disclosure.	10
4.6. Notices.	10
4.7. Parties in Interest.	11
4.8. Entire Agreement.	11
4.9. Amendments.	11
4.10. Severability.	11
4.11. Counterparts	12

Stock Purchase Agreement

This stock purchase agreement (the “Agreement”), dated as of December 12, 2009, is entered into by and among Bellmore Corporation, a Nevada corporation (“Bellmore” or the “Company”), Mark Gruberg and Bernard Gruberg (the “Sellers”), and Walter Kostiuk (the “Purchaser”) and together with the Company and the Sellers, the “Parties”, and each individually, a “Party”).

W i t n e s s e t h:

Whereas, the Sellers are shareholders of Bellmore and own and/or control the shares listed on Schedule A, attached hereto, which represents approximately 84.39% of the issued and outstanding common stock of the Company, (the “Stock”); and

Whereas, the Purchaser desires to acquire the Stock from Sellers.

Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Construction and Interpretation

1.1. Principles of Construction.

(a) All references to Articles, Sections, subsections and Appendixes are to Articles, Sections, subsections and Appendixes in or to this Agreement unless otherwise specified.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The term “including” is not limiting and means “including without limitations.”

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(c) The Table of Contents hereto and the Section headings herein are for convenience only and shall not affect the construction hereof.

(d) Both the Sellers and the Purchaser acknowledge and understand that Anslow & Jaclin LLP (the “Counsel”) represents the Company, and does not represent or act as legal counsel for the Purchaser or the Sellers in their individual capacities.

(e) This Agreement is the result of negotiations among the Parties and has been reviewed by the Counsel.  Accordingly, this Agreement shall not be construed against any Party merely because of such Party’s involvement in its preparation.

(f) Wherever in this Agreement the intent so requires, reference to the neuter, masculine or feminine shall be deemed to include each of the other, and reference to either the singular or the plural shall be deemed to include the other.

Section 2.  The Transaction

2.1. Purchase Price:

Sellers hereby agree to sell to the Purchaser, and the Purchaser, in reliance on the representations and warranties contained herein, and subject to the terms and conditions of this Agreement, agrees to purchase from Sellers the Stock for a total purchase price of two hundred and seventy five thousand dollars ($275,000) (the “Purchase Price”).  The Purchase Price is payable in the following manner:

1.
The Purchaser shall pay a thirty thousand dollar ($30,000) non-refundable deposit (the “Deposit”), payable to the Sellers by wire transfer to the Escrow Account (as defined herein), to be released to the Sellers immediately upon the execution of this Agreement; and

2.
The balance of the Purchase Price of two hundred and forty five thousand dollars ($245,000) (the “Balance”) shall be due and payable on or before January 14, 2010 (the “Termination Date”).  If the Balance is not delivered to the Escrow Account by the Purchaser by 5:00pm ET on the Termination Date, any portion of the Balance previously paid to the Escrow Account shall be returned to the Purchaser.

3.
If, after the Termination Date, the Purchaser still desires to purchase the Stock from the Sellers, he retains the right to do so by paying to the Sellers (i) the Balance and (ii) an additional two thousand dollar ($2,000) penalty for every seven (7) day period that the Balance is not paid in full (the “Penalty Payment”), not to exceed twelve thousand dollars ($12,000) or forty two (42) days (the “Option Period”).  If, at the end of the Option Period the Balance and any applicable Penalty payment are not paid in full (a “Non-Payment”), the Escrow Agent shall return any portion of the Balance held in the Escrow Account to the Purchaser and Purchaser shall have no further obligation under this Agreement, including, but not limited to any obligation to purchase the Stock.  Failure by Purchaser to purchase the Stock under this Agreement shall not constitute a breach or a default under this Agreement.

2.2. Transfer of Shares and Terms of Payment:

In consideration for the transfer of the Stock by the Sellers to the Purchaser, the Purchaser shall pay the Purchase Price in accordance with the terms of this Agreement.  The transfer of the shares and payment thereof shall be in the following manner:

i)
The Purchaser will place the Deposit into an escrow account (the “Escrow Account”) with Anslow & Jaclin LLP (the “Escrow Agent”) on behalf of the Sellers to be released to the Sellers immediately upon the execution of this Agreement.

ii)
Simultaneously with the delivery of the Deposit, the Sellers shall deliver to the Escrow Agent, the certificates for the Stock duly endorsed for transfer to be held in escrow in accordance with the terms of this Agreement.

2.3. Closing Date.

Subject to the terms and conditions of this Agreement, the closing shall take place by wire transfer and overnight mail on or before 5:00 P.M. EST on January 14, 2010, or at such later date as provided for in Section 2.1(3) of this Agreement, provided that the terms of such section have been met in full (the “Closing Date”).

2.4. Escrow of Shares.

The Purchaser acknowledges that the Stock with a medallion guaranteed stock power shall be held in the Escrow Account (the “Escrow Shares”) by the Escrow Agent until such time as the Purchase Price has been paid in full.  In the event of Non-Payment by the Purchaser, the Escrow Shares shall be immediately returned to the Sellers.  At such time as the Purchase Price and applicable Penalty Payment, if any, is paid in full, the Escrow Shares shall be released to the Purchaser.

Section 3.  Representations and Warranties

3.1. Representations and Warranties of the Sellers and the Company.

3.1.1 The Company is a corporation duly organized and validly existing under the laws of the State of Nevada and has all corporate power necessary to engage in all transactions in which it has been involved in as well as any general business transactions in the future that may be desired by its directors.

3.1.2  The Company is in good standing with the Secretary of State of Nevada.

3.1.3           The Company has, and will have on the Closing Date, no outstanding debt or obligations whatsoever.  Should the Purchaser discover any obligation of the Company that was not paid prior to the Closing Date, the Sellers undertake to indemnify the Purchaser for a period of two (2) years from the Closing Date, for any and all such liabilities, whether outstanding or contingent or otherwise.

3.1.4           The Company will have no assets or liabilities on the Closing Date.

3.1.5           The Company is not subject to any pending or threatened litigation, claims or lawsuits from any party, and there are no pending or threatened proceedings against the Company by any federal, state or local government, or any department, board, agency or other body thereof.

3.1.6           The Company is not a party to any contract, lease or agreement which would subject it to any performance or business obligations in the future after the Closing Date.

3.1.7           The Company does not own any real estate or any interests in real estate.

3.1.8           The Company is not liable for any income, real or personal property taxes to any governmental or state agencies whatsoever.

3.1.9           The Company is not in violation of any provision of laws or regulations of federal, state or local government authorities and agencies.

3.1.10           The Sellers, either directly or by representation, are the lawful owners of record of the Stock, and the Sellers presently have, and will have at the Closing Date, the power to transfer and deliver the Stock to the Purchaser in accordance with the terms of this Agreement.  The delivery to the Purchaser of certificates evidencing the transfer of the Stock pursuant to the provisions of this Agreement will transfer to the Purchaser good and marketable title thereto, free and clear of all liens, encumbrances, restrictions and claims of any kind.

3.1.11           All issuances of the Company of the shares in their common stock in past transactions have been legally and validly effected, and all of such shares in the common stock are fully paid and non-assessable.

3.1.12           There are no outstanding subscriptions, options, warrants, convertible securities or rights or commitments of any nature in regard to the Company’s authorized but unissued common stock.

3.1.13           There are no outstanding judgments, liens or any other security interests filed against the Company or any of its properties.

3.1.14           The Company has no subsidiaries.

3.1.15           The Company has no employment contracts or agreements with any of its officers, directors, or with any consultants, employees or other such parties.

3.1.16           The Company has no insurance or employee benefit plans whatsoever.

3.1.17           The Company is not in default under any contract, or any other document.

3.1.18           The Company has no outstanding powers of attorney and no obligations concerning the performance of the Sellers concerning this Agreement.

3.1.19           The Company is not and has not ever been party to a non-compete agreement with any person or entity.

3.1.20           The execution and delivery of this Agreement, and the subsequent closing thereof, will not result in the breach by the Company or the Sellers of any agreement or other instrument to which they are or have been a party.

3.1.21           All financial and other information which the Company and/or the Sellers furnished or will furnish to the Purchaser, including information with regard to the Company and/or the Sellers contained in the SEC filings filed by the Company since its inception (i) is true, accurate and complete as of its date and in all material respects except to the extent such information is superseded by information marked as such, (ii) does not omit any material fact, not misleading and (iii) presents fairly the financial condition of the organization as of the date and for the period covered thereby.

3.1.22          The representations and warranties made herein by the Sellers and the Company shall be true and correct in all material respects on and as of the Closing Date hereof with the same force and effect as though said representations and warranties had been made on and as of the Closing Date.

3.1.23          The representations and warranties made above shall survive the Closing Date and shall expire for all purposes in the date numerically corresponding to the Closing Date in the twenty-fourth (24th) month after the Closing Date.

3.2. Covenants of the Sellers and the Company.

From the date of this Agreement and until the Closing Date, the Sellers and the Company covenant the following:

3.2.1           The Sellers will preserve intact the current status of the Company as an OTC Bulletin Board quoted company.

3.2.2           The Sellers will furnish the Purchaser with all corporate records and documents, such as the Articles of Incorporation and Bylaws, or any other corporate document or record requested by the Purchaser.  The Company’s current Articles of Incorporation and Bylaws are attached hereto and incorporated herein as composite Schedule B.

3.2.3           The Company will not enter into any contract or business transaction, merger or business combination, or incur any further debts or obligations without the express written consent of the Purchaser.

3.2.4           The Company will not amend or change its Articles of Incorporation or Bylaws, or issue any further shares or create any other class of shares in the Company without the express written consent of the Purchaser.

3.2.5           The Company will not issue any stock options, warrants or other rights or interests in or to its shares without the express written consent of the Purchaser.

3.2.6           The Sellers will not encumber or mortgage any right or interest in their shares of the common stock being sold to the Purchaser hereunder, and also they will not transfer any rights to such shares of the common stock to any third party whatsoever.

3.2.7           The Company will not declare any dividend in cash or stock, or any other benefit.

3.2.8           The Company will not institute any bonus, benefit, profit sharing, stock option, pension retirement plan or similar arrangement.

3.2.9           On the Closing Date, the Company and the Sellers will obtain and submit to the Purchaser resignations of current officers and directors.

3.3 Representations and Warranties of the Purchaser.

3.3.1           The Purchaser has the requisite power and authority to enter into and perform this Agreement and to purchase the shares being sold to it hereunder.  The execution, delivery and performance of this Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized, and no further consent or authorization is required.  This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with the terms thereof.

3.3.2           The Purchaser is, and will be at the time of the execution of this Agreement, an “accredited investor,” as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Purchaser to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  The Purchaser has the authority and is duly and legally qualified to purchase and own shares of the Company.  The Purchaser is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The information set forth on the signature page hereto regarding the Purchaser is accurate.

3.3.3           If, on the Closing Date, Purchaser purchases the Stock pursuant to the terms of this Agreement, Purchaser will do so for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

3.3.4           The Purchaser understands and agrees that the Stock have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of the Purchaser contained herein), and that such Stock must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.  In any event, and subject to compliance with applicable securities laws, the Purchaser may enter into lawful hedging transactions in the course of hedging the position they assume and the Purchaser may also enter into lawful short positions or other derivative transactions relating to the Stock, or interests in the Stock, and deliver the Stock, or interests in the Stock, to close out their short or other positions or otherwise settle other transactions, or loan or pledge the Stock, or interests in the Stock, to third parties who in turn may dispose of these Stock.

3.3.5           The Stock shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

3.3.6           The offer to sell the Stock was directly communicated to the Purchaser by the Company.  At no time was any Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

3.3.7           The Purchaser represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless such Purchaser otherwise notifies the Company prior to the Closing Date shall be true and correct as of the Closing Date.

3.3.8           The foregoing representations and warranties shall survive the Closing Date and for a period of one year thereafter.

Section 4.  Miscellaneous

4.1. Expenses.

Each of the Parties shall bear its/his own expenses in connection with the transactions contemplated by this Agreement.

4.2. Governing Law.

The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of Nevada applicable to agreements executed and to be wholly performed solely within such state.

4.3. Resignation of Old and Appointment of New Board of Directors and Officers.

The Company and the Sellers shall take such corporate action(s) required by Bellmore's Articles of Incorporation and/or Bylaws to (a) appoint the below named persons to their respective positions, to be effective on the Closing Date, and (b) obtain and submit to the Purchaser, together with all required corporate action(s) the resignation of the current board of directors, and any and all corporate officers as of the Closing Date.

Name	Position
Walter Kostiuk	President, Chief Executive Officer, Director and Chairman of the Board of Directors

4.4 Indemnification.

The Purchaser shall indemnify and hold harmless the Sellers from and against any and all losses, damages, expenses and liabilities (collectively “Liabilities”) or actions, investigations, inquiries, arbitrations, claims or other proceedings in respect thereof, including enforcement of this Agreement (collectively “Actions”) (Liabilities and Actions are herein collectively referred to as “Losses”).   Losses include, but are not limited to all reasonable legal fees, court costs and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any suit in law or equity arising out of this Agreement or for any breach of this Agreement notwithstanding the absence of a final determination as to a Purchaser’s obligation to reimburse the Sellers for such Losses and the possibility that such payments might later be held to have been improper.

The Sellers shall indemnify and hold harmless the Purchaser from and against any and all losses, damages, expenses and liabilities (collectively “Liabilities”) or actions, investigations, inquiries, arbitrations, claims or other proceedings in respect thereof, including enforcement of this Agreement (collectively “Actions”) (Liabilities and Actions are herein collectively referred to as “Losses”).   Losses include, but are not limited to all reasonable legal fees, court costs and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any suit in law or equity arising out of this Agreement or for any breach of this Agreement notwithstanding the absence of a final determination as to Sellers’ obligation to reimburse the Purchaser for such Losses and the possibility that such payments might later be held to have been improper.

4.5. Disclosure.

The Parties agree that they will not make any public comments, statements, or communications with respect to, or otherwise disclose the execution of this Agreement or the terms and conditions of the transactions contemplated by this Agreement without the prior written consent of the Parties, which consent shall not be unreasonably withheld.

4.6. Notices.

Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by facsimile or by overnight registered mail, postage prepaid, addressed as follows:

If to the Sellers, to:

Bellmore Corporation
Attn: Bernard Gruberg
1806 Bellmore Street
Oakhurst, NJ 07755
Telephone: (732) 876-1559
Facsimile: (732) 663-1569

If to the Purchaser, to:

Walter Kostiuk
1990 Main St.
Suite 750
Sarasota, FL 34236
Telephone: (941) 309-5356
Facsimile: (941) 309-5257

Or such other address or number as shall be furnished in writing by any such Party, and such notice or communication shall, if properly addressed, be deemed to have been given as of the date so delivered or sent by facsimile.

4.7. Parties in Interest.

This Agreement may not be transferred, assigned or pledged by any Party hereto, other than by operation of law.  This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

4.8. Entire Agreement.

This Agreement and the other documents referred to herein contain the entire understanding of the Parties hereto with respect to the subject matter contained herein. This Agreement shall supersede all prior agreements and understandings between the Parties with respect to the transactions contemplated herein.

4.9. Amendments.

This Agreement may not be amended or modified orally, but only by an agreement in writing signed by the Parties.

4.10. Severability.

In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

4.11. Counterparts.

This Agreement may be executed in any number of counterparts, including counterparts transmitted by telecopier, PDF or facsimile transmission, any one of which shall constitute an original of this Agreement.  When counterparts of copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same document and copies of such documents shall be deemed valid as originals.  The Parties agree that all such signatures may be transferred to a single document upon the request of any Party.

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In Witness Whereof, each of the Parties hereto has caused its/his name to be hereunto subscribed as of the day and year first above written.

Company:

Bellmore Corporation

By: ____________________
Name:  Bernard Gruberg
Title:   Chief Financial Officer

Sellers:

________________________
Mark Gruberg, Individually

________________________
Bernard Gruberg, Individually

Purchaser:

By: ____________________
Name: Walter Kostiuk, Individually

Escrow Agent:

ANSLOW & JACLIN, LLP

By:____________________

SCHEDULE A

Shareholder Name	No. of Shares
Mark Gruberg	1,000,000
Bernard Gruberg	1,000,000
Total	2,000,000